Alliance Data

Julie Prozeller - Analysts/Investors

Financial Dynamics

212.850.5721

AllianceData@fd.com

Shelley Whiddon - Media

972.348.4310

Shelley.Whiddon@AllianceData.com

ALLIANCE DATA SECURES LONG-TERM RENEWAL AND EXPANSION AGREEMENT WITH LARGEST CLIENT, BANK OF MONTREAL (BMO)

New Structure Benefits both Alliance Data and BMO

Dallas, Texas (May 28, 2008) - Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that its Canadian loyalty business, the AIR MILES(R) Reward Program, secured a comprehensive long-term renewal and expansion agreement with the Bank of Montreal ("BMO").

BMO is currently the largest client of the AIR MILES Reward Program as well as being the largest client of Alliance Data overall. BMO was an original launch sponsor for the AIR MILES Reward Program more than 15 years ago and has continued to significantly expand its commitment as a sponsor - most recently with the re-launch of its Mosaik Gold AIR MILES MasterCard(R). BMO customers earn AIR MILES reward miles on a vast array of BMO products, including the BMO Mosaik AIR MILES MasterCard and BMO debit card. Additionally, when BMO customers utilize either the BMO Mosaik AIR MILES MasterCard or the BMO debit card for purchases at other participating AIR MILES sponsors (or retailers), they double their rewards as both BMO and the participating retailer will issue the identical reward currency, AIR MILES reward miles.

Aside from the contract renewal, the nature and terms of the expanded contract reflect a significant new structure, which benefits both BMO as well as Alliance Data. Historically, BMO paid Alliance Data a fee for the marketing and servicing of each AIR MILES reward mile issued. Under the previous agreement, BMO (not Alliance Data) was responsible for the costs associated when AIR MILES reward miles were redeemed. Upon redemption, BMO would pay Alliance Data a fee for those AIR MILES reward miles actually redeemed, and Alliance Data, in turn, would supply the reward to the member. In this scenario, BMO had the risk and potential benefits associated with estimating the AIR MILES reward miles that will ultimately be redeemed.

Under the terms of the revised contract, BMO has transferred this responsibility to Alliance Data, and Alliance Data will now be responsible for estimating the redemption rate and maintaining an adequate reserve for each AIR MILES reward mile issued by BMO. This new structure eliminates the need for BMO to maintain its own separate reserve for these redemptions, making their agreement consistent with virtually all other program sponsors who rely on Alliance Data to appropriately manage this task. Note that the change in structure will be transparent to members.

A key point to highlight is that the redemption rate for BMO's issued AIR MILES reward miles is much higher than Alliance Data's historical redemption rate of 67 percent for other AIR MILES reward miles. Because of the higher velocity of collection related to AIR MILES reward miles earned using BMO credit cards, Alliance Data will be required to set aside a higher percentage of the cash received for each AIR MILES reward mile issued by BMO to cover the expected redemption cost. Once BMO transfers its responsibility for redemption of its AIR MILES reward miles to Alliance Data, Alliance Data's estimated redemption rate rises from 67 to 72 percent, and Alliance Data's estimated breakage decreases from 33 to 28 percent.

The pricing in the new agreement has been adjusted to reflect Alliance Data's responsibility for redemption. BMO will pay Alliance Data approximately U.S. $370 million by the end of the second quarter, which will be placed entirely in Alliance Data's redemption settlement asset account. This cash will be used to cover the cost of any redemptions related to outstanding AIR MILES reward miles issued by BMO under the previous arrangement and will increase the balance of the account to an amount in excess of $650 million.

Alliance Data Benefits

The key benefits to Alliance Data are four-fold:

  The revised terms appropriately accommodate the needs of Alliance Data's largest client;
  The $370 million of cash from BMO will allow Alliance Data to establish an appropriate reserve for the future redemption of AIR MILES reward miles issued with those of the higher redeeming BMO related AIR MILES reward miles while having virtually no impact to Alliance Data's P&L;
  Future amounts received from BMO reflect an appropriate level of incremental compensation for managing redemptions; and
  Alliance Data's deferred revenue balance will also increase from $800 million to just under $1.2 billion, further increasing the financial transparency of Loyalty Services' business.

Bryan Pearson, president of Alliance Data Loyalty Services, noted that "this transaction provides BMO with an opportunity to transfer its responsibility for the redemptions associated with the AIR MILES Reward Program, which allows for increased consistency in how we manage the redemption settlement assets and the majority of our AIR MILES sponsor relationships."

"Alliance Data's 67-percent redemption rate has always been related to those AIR MILES reward miles issued that carry a lower redemption rate than the BMO-issued reward miles," said Ed Heffernan, chief financial officer, Alliance Data. "The payment by BMO will allow Alliance Data to assume this responsibility without any adverse financial impact while raising our overall redemption rate to an estimated 72 percent. This will result in increased financial transparency across the business."

Key Attributes of the AIR MILES Reward Program

The AIR MILES Reward Program is Canada's premier coalition loyalty program, with over two-thirds of all Canadian households actively collecting AIR MILES reward miles. Members earn AIR MILES reward miles when paying with cash, credit cards or check at participating sponsors and can redeem their AIR MILES reward miles for more than 800 different rewards. The coalition nature of the program allows a member to earn AIR MILES reward miles on everyday spend (e.g., gas, grocery, pharmacy, home improvement). Members aggregate the same "currency" (i.e., reward miles) such that valuable rewards are attained more easily and faster than a stand-alone loyalty program.

For a majority of the AIR MILES reward miles issued Alliance Data receives cash for each AIR MILES reward mile issued for both the marketing and servicing and redemption component of each AIR MILES reward mile. Alliance Data then sets aside cash at a rate of approximately two-thirds of miles issued to cover what it has estimated to be the eventual cost of fulfilling the redemption of those rewards by its members. This cash is segregated into a redemption settlement account, which currently has a balance of over $300 million. The remaining cash is retained as free cash and represents a large portion of the Loyalty Services segment operating cash flow. This residual amount is reflected as deferred revenue and amortized over several years, i.e. the estimated life of an AIR MILES reward mile.

About Bank of Montreal

Established in 1817 as Bank of Montreal, BMO Financial Group is a highly diversified North American financial services organization. With total assets of CDN$375 billion as at April 30, 2008 and 37,000 employees, BMO provides a broad range of retail banking, wealth management and investment banking products and solutions to more than 8 million customers and clients across Canada and the United States.

About Alliance Data

Alliance Data (NYSE: ADS) is a leading provider of marketing, loyalty and transaction services, managing over 120 million consumer relationships for some of North America's most recognizable companies. Using transaction-rich data, Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs over 9,000 associates at more than 60 locations worldwide. Alliance Data's brands include AIR MILES(R), North America's premier coalition loyalty program, and Epsilon(R), a leading provider of multi-channel, data-driven technologies and marketing services. For more information about the Company, visit its website, www.AllianceData.com.

Alliance Data's Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the termination of the proposed merger with an affiliate of The Blackstone Group, including risks and uncertainties arising from actions that the parties to the merger agreement or third parties may take in connection therewith. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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